UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

BIOMX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-3876	82-3364020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

850 New Burton Road, Suite 201, Dover, DE 19904

(Address of principal executive offices)

972 52 437 4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Continued Listing Standards

On March 25, 2026, BiomX, Inc, a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice also indicates that the Company is also not currently eligible for any exemption in Section 1003(a) of the Company Guide (including the exemption provided for companies with total value of market capitalization exceeding $50 million among other things).

In connection with its non-compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii), the Company must submit a plan (the “Plan”) to the NYSE American by April 24, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by September 25, 2027. If the NYSE American determines to accept the Plan, the Company will be notified in writing and will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company does not submit a plan or if the Plan is not accepted, NYSE American will commence delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by September 25, 2027, or if the Company does not make progress consistent with the Plan, the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the Common Stock will continue to trade on the NYSE American under the symbol “PHGE.”

The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company’s management is reviewing its options to address the deficiencies and expects to submit a compliance plan on or before the deadline set by the NYSE American.

Item 8.01 Other Events.

On March 27, 2026, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: March 27, 2026	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer

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